Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

W. P. Carey Inc. Announces Second Quarter 2021 Financial Results

New York, NY – July 30, 2021 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the second quarter ended June 30, 2021.

Financial Highlights

2021 Second Quarter
Net income attributable to W. P. Carey (millions)	$120.2
Diluted earnings per share	$0.67
Net income from Real Estate attributable to W. P. Carey (millions)	$114.7
Diluted earnings per share from Real Estate	$0.64

AFFO (millions)	$228.7
AFFO per diluted share	$1.27
Real Estate segment AFFO (millions)	$222.4
Real Estate segment AFFO per diluted share	$1.23

•2021 AFFO guidance range raised and narrowed to between $4.94 and $5.02 per diluted share, including Real Estate AFFO of between $4.82 and $4.90 per diluted share
•Quarterly cash dividend raised to $1.05 per share, equivalent to an annualized dividend rate of $4.20 per share

Real Estate Portfolio
•Investment volume of $780.0 million for the second quarter, bringing total investment volume for the first half of 2021 to $993.7 million
•Active capital investments and commitments of $174.4 million outstanding at quarter end, including $122.0 million scheduled to be completed during the second half of 2021
W. P. Carey Inc. 6/30/2021 Earnings Release 8-K – 1

•Gross disposition proceeds of $86.0 million during the second quarter, bringing total dispositions for the first half of 2021 to $99.7 million
•Overall collection rate of 99% for 2021 second quarter rent due
•Portfolio occupancy of 98.0%
•Weighted-average lease term increased to 10.8 years

Balance Sheet and Capitalization
•Completed an underwritten public offering under which approximately 6 million shares of common stock were sold through forward sale agreements at a gross offering price of $75.30 per share
•During the second quarter the Company:
◦Settled forward sale agreements for total net proceeds of approximately $310 million
◦Utilized its ATM program to raise approximately $162 million in net proceeds

MANAGEMENT COMMENTARY

“Our accelerated pace of deal closings during the second quarter brought investment volume for the first half of the year to $1 billion, driving AFFO growth and putting us on a trajectory to generate record annual deal volume,” said Jason Fox, Chief Executive Officer of W. P. Carey. “Supported by an active deal pipeline and a favorable cost of capital, we’re confident in our ability to maintain a strong pace of investments in the second half of the year, as our raised guidance reflects. Over the long term, while we remain focused on acquisitions as the primary driver of sustainable growth, we believe we’re uniquely positioned for inflation to create additional growth, given the proportion of our portfolio with rent escalations tied to CPI.”

QUARTERLY FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2021 second quarter totaled $319.7 million, up 10.1% from $290.5 million for the 2020 second quarter.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2021 second quarter were $314.8 million, up 11.0% from $283.6 million for the 2020 second quarter, due primarily to higher lease revenues resulting from net acquisitions, a stronger euro relative to the U.S. dollar, and the positive impact on rent collections as businesses recover from the initial effects of the COVID-19 pandemic. Lease termination and other revenues increased primarily due to higher lease-related settlements. Higher operating property revenues reflected increased occupancy at the Company’s remaining hotel operating property as its business recovers from the impact of the COVID-19 pandemic.

•Investment Management: Investment Management revenues, including reimbursable costs, for the 2021 second quarter were $4.9 million, down 29.0% from $6.9 million for the 2020 second quarter, due primarily to lower asset management revenues and reimbursable costs from affiliates resulting from the management internalization by Carey Watermark Investors Incorporated (CWI 1) and Carey Watermark Investors 2 Incorporated (CWI 2) completed during the 2020 second quarter.

W. P. Carey Inc. 6/30/2021 Earnings Release 8-K – 2

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2021 second quarter was $120.2 million, up 14.2% from $105.3 million for the 2020 second quarter. Net income from Real Estate attributable to W. P. Carey was $114.7 million, which increased due primarily to the impact of net acquisitions, a higher aggregate gain on sale of real estate, the positive impact on rent collections as businesses recover from the initial effects of the COVID-19 pandemic and lower interest expense. Net income from Investment Management attributable to W. P. Carey was $5.6 million, which decreased due primarily to a non-cash net gain of $33.0 million recognized within earnings from equity method investments during the prior year period upon the redemption of special general partner interests in CWI 1 and CWI 2 in connection with the management internalization by CWI 1 and CWI 2, as well as the cessation of Investment Management revenues previously earned from CWI 1 and CWI 2.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2021 second quarter was $1.27 per diluted share, up 11.4% from $1.14 per diluted share for the 2020 second quarter. The Real Estate segment generated AFFO (Real Estate AFFO) of $1.23 per diluted share, primarily reflecting higher lease revenues resulting from net investment activity, the positive impact on rent collections as businesses recover from the initial effects of the COVID-19 pandemic, higher lease termination income and other revenues, and lower interest expense.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•As previously announced, on June 17, 2021 the Company’s Board of Directors declared a quarterly cash dividend of $1.05 per share, equivalent to an annualized dividend rate of $4.20 per share. The dividend was paid on July 15, 2021 to stockholders of record as of June 30, 2021.

AFFO GUIDANCE

•The Company has raised and narrowed its guidance range for the 2021 full year and currently expects to report total AFFO of between $4.94 and $5.02 per diluted share, including Real Estate AFFO of between $4.82 and $4.90 per diluted share, due primarily to the positive impact on rent collections as businesses recover from the initial effects of the COVID-19 pandemic and increased expectations for full year investment volume, and is based on the following key assumptions:

(i) investments for the Company's Real Estate portfolio of between $1.5 billion and $2.0 billion, which has been revised higher;

(ii) dispositions from the Company's Real Estate portfolio of between $150 million and $250 million, which has been revised lower; and

(iii) total general and administrative expenses of between $82 million and $84 million, which has been revised higher.

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO (and Real Estate AFFO) and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

W. P. Carey Inc. 6/30/2021 Earnings Release 8-K – 3

REAL ESTATE

Investments

•During the 2021 second quarter, the Company completed investments totaling $780.0 million, comprising 11 acquisitions totaling $687.9 million, the completion of one capital investment at a cost of $7.2 million and the $84.9 million initial funding of a construction loan, bringing total investment volume for the six months ended June 30, 2021 to $993.7 million.

•As of June 30, 2021, the Company had six capital investments and commitments outstanding for an expected total investment of approximately $174.4 million, of which three investments and commitments totaling $122.0 million are currently scheduled to be completed during 2021.

Dividends Received

•During the 2021 second quarter, the Company received a $3.3 million cash dividend from its investment in preferred shares of Watermark Lodging Trust, the surviving entity from the CWI lodging funds it previously managed, reflecting amounts due for the prior four quarters.

Dispositions

•During the 2021 second quarter, the Company disposed of ten properties for gross proceeds of $86.0 million, bringing total disposition proceeds for the six months ended June 30, 2021 to $99.7 million.

COVID-19 Update on Rent Collections

•The Company received 99% of contractual base rent that was due in the 2021 second quarter.

Composition

•As of June 30, 2021, the Company’s net lease portfolio consisted of 1,266 properties, comprising 150 million square feet leased to 356 tenants, with a weighted-average lease term of 10.8 years and an occupancy rate of 98.0%. In addition, the Company owned 19 self-storage operating properties and one hotel operating property, totaling approximately 1.4 million square feet.

BALANCE SHEET AND CAPITALIZATION

“At-The-Market” (ATM) Program

•During the 2021 second quarter, the Company issued 2,205,509 shares of common stock under its ATM program at a weighted-average price of $74.56 per share, for net proceeds of approximately $162 million.

•This activity brought issuances under the Company’s ATM program during the six months ended June 30, 2021 to 4,225,624 shares of common stock at a weighted-average price of $72.50 per share, for net proceeds of approximately $303 million.

Forward Equity Offerings

•As previously announced, on June 7, 2021, the Company completed an underwritten public offering of an aggregate of 6,037,500 shares of common stock under forward sale agreements (which included the full exercise of the underwriters' option to purchase additional shares) at a gross offering price of $75.30 per share, which was sold on a forward basis at an initial forward sale price of $74.51 per share, for gross proceeds of approximately $455 million.

•During the 2021 second quarter, the Company settled a total of 4,523,209 shares of common stock under equity forward agreements for total net proceeds of approximately $310 million, issuing the remaining 2,510,709 shares available under the forward sale agreements entered into during the 2020 second quarter, for net proceeds of approximately $160 million, and 2,012,500 shares available under the forward sale agreements entered into during the 2021 second quarter, for net proceeds of approximately $150 million.

W. P. Carey Inc. 6/30/2021 Earnings Release 8-K – 4

•As of June 30, 2021, the Company had the ability to settle a remaining 4,025,000 shares under the 2021 forward sale agreements by December 7, 2022, for anticipated net proceeds of approximately $296 million.

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Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2021 second quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on July 30, 2021, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

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Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, July 30, 2021 at 10:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

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W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $21 billion and a diversified portfolio of operationally-critical commercial real estate that includes 1,266 net lease properties covering approximately 150 million square feet as of June 30, 2021. For nearly five decades, the company has invested in high-quality single-tenant industrial, warehouse, office, retail and self-storage properties subject to long-term net leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

www.wpcarey.com

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W. P. Carey Inc. 6/30/2021 Earnings Release 8-K – 5

Cautionary Statement Concerning Forward-Looking Statements and COVID-19 Update on Rent Collections

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Fox regarding our annual deal volume and pace of investments, as well as the potential impact for inflation to create additional growth over the long term. These statements are based on the current expectations of our management and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to the effects of pandemics and global outbreaks of contagious diseases or the fear of such outbreaks (such as the current COVID-19 pandemic) and those additional risk factors discussed in reports that we have filed with the SEC could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2020. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

In addition, given the significant uncertainty regarding the duration and severity of the impact of the COVID-19 pandemic, the Company is unable to predict its tenants’ continued ability to pay rent. Therefore, information provided regarding historical rent collections should not serve as an indication of expected future rent collections.

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W. P. Carey Inc. 6/30/2021 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	June 30, 2021	December 31, 2020
Assets
Investments in real estate:
Land, buildings and improvements (a)	$11,621,204	$10,939,619
Net investments in direct financing leases	657,360	711,974
In-place lease intangible assets and other	2,405,433	2,301,174
Above-market rent intangible assets	868,970	881,159
Investments in real estate	15,552,967	14,833,926
Accumulated depreciation and amortization (b)	(2,699,085)	(2,490,087)
Assets held for sale, net (c)	5,682	18,590
Net investments in real estate	12,859,564	12,362,429
Equity method investments (d)	351,865	283,446
Cash and cash equivalents	164,515	248,662
Due from affiliates	17,003	26,257
Other assets, net	931,924	876,024
Goodwill	907,295	910,818
Total assets	$15,232,166	$14,707,636

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,493,556	$5,146,192
Unsecured term loans, net	321,392	321,971
Unsecured revolving credit facility	276,121	82,281
Non-recourse mortgages, net	724,778	1,145,554
Debt, net	6,815,847	6,695,998
Accounts payable, accrued expenses and other liabilities	571,049	603,663
Below-market rent and other intangible liabilities, net	197,067	197,248
Deferred income taxes	151,112	145,844
Dividends payable	196,324	186,514
Total liabilities	7,931,399	7,829,267

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 184,253,151 and 175,401,757 shares, respectively, issued and outstanding	184	175
Additional paid-in capital	9,542,171	8,925,365
Distributions in excess of accumulated earnings	(2,063,109)	(1,850,935)
Deferred compensation obligation	49,815	42,014
Accumulated other comprehensive loss	(229,960)	(239,906)
Total stockholders’ equity	7,299,101	6,876,713
Noncontrolling interests	1,666	1,656
Total equity	7,300,767	6,878,369
Total liabilities and equity	$15,232,166	$14,707,636
________
(a)Includes $83.6 million and $83.5 million of amounts attributable to operating properties as of June 30, 2021 and December 31, 2020, respectively.
(b)Includes $1.3 billion and $1.2 billion of accumulated depreciation on buildings and improvements as of June 30, 2021 and December 31, 2020, respectively, and $1.4 billion and $1.3 billion of accumulated amortization on lease intangibles as of June 30, 2021 and December 31, 2020, respectively.
(c)At June 30, 2021, we had one property classified as Assets held for sale, net, which was sold in July 2021. At December 31, 2020, we had four properties classified as Assets held for sale, net, all of which were sold in 2021.
(d)Our equity method investments in real estate totaled $289.9 million and $226.9 million as of June 30, 2021 and December 31, 2020, respectively. Our equity method investments in the Managed Programs totaled $61.9 million and $56.6 million as of June 30, 2021 and December 31, 2020, respectively.

W. P. Carey Inc. 6/30/2021 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Revenues
Real Estate:
Lease revenues	$305,310	$301,765	$280,303
Lease termination income and other	6,235	2,227	1,917
Operating property revenues	3,245	2,179	1,427
	314,790	306,171	283,647
Investment Management:
Asset management and other revenue	3,966	3,954	4,472
Reimbursable costs from affiliates	968	1,041	2,411
	4,934	4,995	6,883
	319,724	311,166	290,530
Operating Expenses
Depreciation and amortization	114,348	110,322	107,477
General and administrative	20,464	22,083	17,472
Reimbursable tenant costs	15,092	15,758	13,796
Property expenses, excluding reimbursable tenant costs	11,815	10,883	11,651
Stock-based compensation expense	9,048	5,381	2,918
Merger and other expenses	(2,599)	(476)	1,074
Operating property expenses	2,049	1,911	1,388
Reimbursable costs from affiliates	968	1,041	2,411
Subadvisor fees	—	—	192
	171,185	166,903	158,379
Other Income and Expenses
Interest expense	(49,252)	(51,640)	(52,182)
Gain on sale of real estate, net	19,840	9,372	—
Other gains and (losses) (a)	7,545	(41,188)	4,259
Non-operating income (b)	3,065	6,356	4,588
(Losses) earnings from equity method investments (c)	(156)	(9,733)	33,983
	(18,958)	(86,833)	(9,352)
Income before income taxes	129,581	57,430	122,799
Provision for income taxes	(9,298)	(5,789)	(7,595)
Net Income	120,283	51,641	115,204
Net income attributable to noncontrolling interests (c)	(38)	(7)	(9,904)
Net Income Attributable to W. P. Carey	$120,245	$51,634	$105,300

Basic Earnings Per Share	$0.67	$0.29	$0.61
Diluted Earnings Per Share	$0.67	$0.29	$0.61
Weighted-Average Shares Outstanding
Basic	180,099,370	176,640,861	173,401,749
Diluted	180,668,732	176,965,510	173,472,755

Dividends Declared Per Share	$1.050	$1.048	$1.042

W. P. Carey Inc. 6/30/2021 Earnings Release 8-K – 8

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2021	2020
Revenues
Real Estate:
Lease revenues	$607,075	$562,413
Lease termination income and other	8,462	8,426
Operating property revenues	5,424	7,394
	620,961	578,233
Investment Management:
Asset management and other revenue	7,920	14,855
Reimbursable costs from affiliates	2,009	6,441
	9,929	21,296
	630,890	599,529
Operating Expenses
Depreciation and amortization	224,670	223,671
General and administrative	42,547	38,217
Reimbursable tenant costs	30,850	26,971
Property expenses, excluding reimbursable tenant costs	22,698	21,726
Stock-based compensation expense	14,429	5,579
Operating property expenses	3,960	6,611
Merger and other expenses	(3,075)	1,261
Reimbursable costs from affiliates	2,009	6,441
Impairment charges	—	19,420
Subadvisor fees	—	1,469
	338,088	351,366
Other Income and Expenses
Interest expense	(100,892)	(104,722)
Other gains and (losses)	(33,643)	(5,556)
Gain on sale of real estate, net	29,212	11,751
Losses from equity method investments (c)	(9,889)	(11,807)
Non-operating income	9,421	9,980
	(105,791)	(100,354)
Income before income taxes	187,011	147,809
(Provision for) benefit from income taxes	(15,087)	34,097
Net Income	171,924	181,906
Net income attributable to noncontrolling interests (c)	(45)	(10,516)
Net Income Attributable to W. P. Carey	$171,879	$171,390

Basic Earnings Per Share	$0.96	$0.99
Diluted Earnings Per Share	$0.96	$0.99
Weighted-Average Shares Outstanding
Basic	178,379,654	173,325,493
Diluted	178,902,259	173,514,894

Dividends Declared Per Share	$2.098	$2.082
__________
(a)Amount for the three months ended June 30, 2021 is primarily comprised of a net release of our allowance for credit losses reserve of $4.9 million, net gain on foreign currency transactions of $3.3 million and unrealized loss on derivatives of $(0.5) million. Amount for the three months ended March 31, 2021 includes a loss on extinguishment of debt of $(59.9) million (of which $(31.7) million mainly comprised fees for the prepayment of certain non-recourse mortgage loans and $(28.2) million mainly comprised a “make-whole” amount paid in connection with the redemption of €500 million of 2.0% Senior Unsecured Notes due 2023 in March 2021).
(b)Amount for the three months ended June 30, 2021 is comprised of a cash dividend of $3.3 million from our investment in preferred shares of Watermark Lodging Trust, realized losses on foreign currency exchange derivatives of $(0.2) million and interest income on deposits and loans to affiliates of less than $0.1 million.
(c)Amount for the three months ended March 31, 2021 includes a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate. Amounts for the three and six months ended June 30, 2020 include a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 merger. Amount for the six months ended June 30, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity method investments in CWI 1 and CWI 2.

W. P. Carey Inc. 6/30/2021 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Net income attributable to W. P. Carey	$120,245	$51,634	$105,300
Adjustments:
Depreciation and amortization of real property	112,997	109,204	106,264
Gain on sale of real estate, net	(19,840)	(9,372)	—
Proportionate share of adjustments to earnings from equity method investments (a) (b) (c)	3,434	10,306	(19,117)
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(4)	(588)
Total adjustments	96,587	110,134	86,559
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	216,832	161,768	191,859
Adjustments:
Above- and below-market rent intangible lease amortization, net	14,384	12,115	12,956
Straight-line and other rent adjustments	(10,313)	(8,751)	(11,720)
Stock-based compensation	9,048	5,381	2,918
Other (gains) and losses (f)	(7,545)	41,188	(4,259)
Amortization of deferred financing costs	3,447	3,413	2,993
Merger and other expenses (g)	(2,599)	(476)	1,074
Other amortization and non-cash items	563	29	488
Tax expense (benefit) – deferred and other (h)	217	(3,387)	(229)
Proportionate share of adjustments to earnings from equity method investments (b)	4,650	5,211	1,251
Proportionate share of adjustments for noncontrolling interests (d)	(8)	(5)	579
Total adjustments	11,844	54,718	6,051
AFFO Attributable to W. P. Carey (e)	$228,676	$216,486	$197,910

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$216,832	$161,768	$191,859
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$1.20	$0.91	$1.11
AFFO attributable to W. P. Carey (e)	$228,676	$216,486	$197,910
AFFO attributable to W. P. Carey per diluted share (e)	$1.27	$1.22	$1.14
Diluted weighted-average shares outstanding	180,668,732	176,965,510	173,472,755
W. P. Carey Inc. 6/30/2021 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Net income from Real Estate attributable to W. P. Carey	$114,687	$44,587	$81,825
Adjustments:
Depreciation and amortization of real property	112,997	109,204	106,264
Gain on sale of real estate, net	(19,840)	(9,372)	—
Proportionate share of adjustments to earnings from equity method investments (a) (b)	3,434	10,306	3,352
Proportionate share of adjustments for noncontrolling interests (d)	(4)	(4)	(588)
Total adjustments	96,587	110,134	109,028
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	211,274	154,721	190,853
Adjustments:
Above- and below-market rent intangible lease amortization, net	14,384	12,115	12,956
Straight-line and other rent adjustments	(10,313)	(8,751)	(11,720)
Stock-based compensation	9,048	5,381	2,918
Other (gains) and losses (f)	(7,472)	42,189	(5,437)
Amortization of deferred financing costs	3,447	3,413	2,993
Merger and other expenses (g)	(2,599)	(491)	935
Other amortization and non-cash items	563	29	488
Tax expense (benefit) – deferred and other	208	(2,595)	(3,051)
Proportionate share of adjustments to earnings from equity method investments (b)	3,845	4,322	166
Proportionate share of adjustments for noncontrolling interests (d)	(8)	(5)	579
Total adjustments	11,103	55,607	827
AFFO Attributable to W. P. Carey – Real Estate (e)	$222,377	$210,328	$191,680

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$211,274	$154,721	$190,853
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$1.17	$0.88	$1.10
AFFO attributable to W. P. Carey – Real Estate (e)	$222,377	$210,328	$191,680
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$1.23	$1.19	$1.10
Diluted weighted-average shares outstanding	180,668,732	176,965,510	173,472,755

W. P. Carey Inc. 6/30/2021 Earnings Release 8-K – 11

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2021	2020
Net income attributable to W. P. Carey	$171,879	$171,390
Adjustments:
Depreciation and amortization of real property	222,201	221,177
Gain on sale of real estate, net	(29,212)	(11,751)
Impairment charges	—	19,420
Proportionate share of adjustments to earnings from equity method investments (a) (b) (c) (i)	13,740	31,360
Proportionate share of adjustments for noncontrolling interests (d)	(8)	(10)
Total adjustments	206,721	260,196
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	378,600	431,586
Adjustments:
Other (gains) and losses	33,643	5,556
Above- and below-market rent intangible lease amortization, net	26,499	24,736
Straight-line and other rent adjustments	(19,064)	(18,812)
Stock-based compensation	14,429	5,579
Amortization of deferred financing costs	6,860	6,082
Tax benefit – deferred and other (h) (j) (k)	(3,170)	(48,152)
Merger and other expenses (g)	(3,075)	1,261
Other amortization and non-cash items	592	896
Proportionate share of adjustments to earnings from equity method investments (b)	9,861	5,146
Proportionate share of adjustments for noncontrolling interests (d)	(13)	572
Total adjustments	66,562	(17,136)
AFFO Attributable to W. P. Carey (e)	$445,162	$414,450

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$378,600	$431,586
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$2.12	$2.49
AFFO attributable to W. P. Carey (e)	$445,162	$414,450
AFFO attributable to W. P. Carey per diluted share (e)	$2.49	$2.39
Diluted weighted-average shares outstanding	178,902,259	173,514,894

W. P. Carey Inc. 6/30/2021 Earnings Release 8-K – 12

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2021	2020
Net income from Real Estate attributable to W. P. Carey	$159,274	$182,739
Adjustments:
Depreciation and amortization of real property	222,201	221,177
Gain on sale of real estate, net	(29,212)	(11,751)
Impairment charges	—	19,420
Proportionate share of adjustments to earnings from equity method investments (a) (b)	13,740	6,717
Proportionate share of adjustments for noncontrolling interests (d)	(8)	(10)
Total adjustments	206,721	235,553
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (e)	365,995	418,292
Adjustments:
Other (gains) and losses	34,717	5,536
Above- and below-market rent intangible lease amortization, net	26,499	24,736
Straight-line and other rent adjustments	(19,064)	(18,812)
Stock-based compensation	14,429	4,888
Amortization of deferred financing costs	6,860	6,082
Merger and other expenses (g)	(3,090)	803
Tax benefit – deferred and other (j)	(2,387)	(41,007)
Other amortization and non-cash items	592	697
Proportionate share of adjustments to earnings from equity method investments (b)	8,167	(108)
Proportionate share of adjustments for noncontrolling interests (d)	(13)	572
Total adjustments	66,710	(16,613)
AFFO Attributable to W. P. Carey – Real Estate (e)	$432,705	$401,679

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (e)	$365,995	$418,292
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (e)	$2.05	$2.41
AFFO attributable to W. P. Carey – Real Estate (e)	$432,705	$401,679
AFFO attributable to W. P. Carey per diluted share – Real Estate (e)	$2.42	$2.31
Diluted weighted-average shares outstanding	178,902,259	173,514,894
__________
(a)Amounts for the three months ended March 31, 2021 and six months ended June 30, 2021 include a non-cash other-than-temporary impairment charge of $6.8 million recognized on an equity method investment in real estate.
(b)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(c)Amounts for the three and six months ended June 30, 2020 include a non-cash net gain of $33.0 million (inclusive of $9.9 million attributable to the redemption of a noncontrolling interest that the former subadvisors for CWI 1 and CWI 2 held in the special general partner interests) recognized in connection with consideration received at closing of the CWI 1 and CWI 2 merger.
(d)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(e)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(f)Adjustment amounts for the three months ended June 30, 2021 are primarily comprised of a net release of our allowance for credit losses reserve of $4.9 million, net gain on foreign currency transactions of $3.3 million and unrealized loss on derivatives of $(0.5) million.
(g)Amounts for the three and six months ended June 30, 2021 are primarily comprised of reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with business combinations in prior years.
(h)Amounts for the three and six months ended June 30, 2020 include one-time taxes incurred upon the recognition of taxable income associated with the accelerated vesting of shares (previously issued by CWI 1 and CWI 2 to us for asset management services performed) in connection with the CWI 1 and CWI 2 merger.
(i)Amount for the six months ended June 30, 2020 includes non-cash other-than-temporary impairment charges totaling $47.1 million recognized on our former equity method investments in CWI 1 and CWI 2.
(j)Amount for the six months ended June 30, 2020 includes a non-cash deferred tax benefit of $37.2 million as a result of the release of a deferred tax liability relating to our investment in shares of Lineage Logistics, which converted to a REIT during that period and is therefore no longer subject to federal and state income taxes.
(k)Amount for the six months ended June 30, 2020 includes a one-time tax benefit of $6.0 million as a result of carrying back certain net operating losses in accordance with the CARES Act, which was enacted on March 27, 2020.
W. P. Carey Inc. 6/30/2021 Earnings Release 8-K – 13

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 6/30/2021 Earnings Release 8-K – 14